UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2016

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2016, at the annual meeting of stockholders of Bay Banks of Virginia, Inc. (the “Company”), Kenneth O. Bransford, Jr. retired from the Board of Directors of the Company pursuant to the mandatory retirement age set forth in the Company’s Bylaws. Mr. Bransford also retired from the Board of Directors of Bank of Lancaster and Bay Trust Company, wholly owned subsidiaries of the Company.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2016, the Company’s Board of Directors approved an amendment to the Company’s Bylaws, effective May 16, 2016. Article III, Section 3 of the Bylaws has been amended to state that the Company’s Board of Directors shall consist of six members. Previously, the Bylaws provided for the Company’s Board of Directors to consist of seven members.

A copy of the Bylaws of the Company, as amended effective May 16, 2016, is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 16, 2016. At the annual meeting, the Company’s stockholders voted on the following proposals and cast their votes as described below:

1.	The individuals listed below were elected to serve as Class III directors of the Company for terms that will continue until the 2019 annual meeting.

				Broker
	For	Withheld	Abstentions	Non- Votes

C. Dwight Clarke.	2,696,902	504,909		---
Elizabeth H. Crowther	2,654,942	546,869		---
Robert F. Hurliman	3,167,227	34,584		---

2.	A proposal to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the Executive Compensation section of the Company’s 2016 Proxy Statement.

			Broker
For	Against	Abstentions	Non-Votes
2,635,443	543,748	22,620	---
			---

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

3.2	Bylaws of Bay Banks of Virginia, Inc., as amended May 16, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Deborah M. Evans
Deborah M. Evans
Chief Financial Officer

  Date: May 18, 2016

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2	Bylaws of Bay Banks of Virginia, Inc., as amended May 16, 2016.